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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                Date of Report
                      (Date of earliest event reported):

                               December 21, 2000


               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other Jurisdiction of Incorporation)

                                   333-62449
                           (Commission File Number)

                                  51-0337491
                     (I.R.S. Employer Identification No.)

               Navistar Financial Retail Receivables Corporation
                               2850 W. Golf Road
                           Rolling Meadows, IL 60008
         (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code:  (847) 734-4275

 Former name or former address, if changed since last report:  Not applicable

                        Exhibit Index appears on Page 4
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Item 5. Other Matters

               On December 21, 2000, the Registrant, a wholly-owned subsidiary of Navistar Financial Corporation ("NFC"), purchased a pool of retail loans for medium and heavy duty trucks, buses and trailers with an initial aggregate outstanding principal balance as of December 16, 2000 of $199,997,855.82 (collectively, the "Receivables") from NFC for a purchase price equal to the principal balance of the Receivables as of December 16, 2000.

        The Registrant paid a portion of the purchase price of the Receivables from the net cash proceeds of the sale of the Receivables described below and paid the remainder with an intercompany advance from NFC.

        Upon the transfer of the Receivables from NFC to the Registrant, the Registrant immediately transferred an undivided interest in the Receivables to Royal Bank of Canada, as Agent (the "Agent") for the benefit of certain purchasers for a purchase price of $199,997,855.82. A portion of the proceeds of the sale of the Receivables to the Agent were used to pay transaction fees and expenses and to fund a deposit of $14,999,839.19 into a reserve account as credit support for the Receivables. The balance of the net cash proceeds was paid to NFC as part of the purchase price for the Receivables.

Item 7. Financial Statements and Exhibits.

        (c)    Exhibits:

               See attached Exhibit Index.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NAVISTAR FINANCIAL RETAIL RECEIVABLES
                                    CORPORATION
                                    (Registrant)


Dated: December 21, 2000            By: /s/ R. Wayne Cain
                                        --------------------------------
                                    Name:  R. Wayne Cain
                                    Title: Vice President and Treasurer
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                                 EXHIBIT INDEX

Exhibit No.    Description

10.1 Receivables Sale Agreement between NFC and the Registrant, dated as of December 21, 2000

10.2 Receivables Purchase Agreement among the Registrant, NFC, Royal Bank of Canada and Thunder Bay Funding, Inc., dated as of December 21, 2000